FOR IMMEDIATE RELEASE

INNOVA ROBOTICS & AUTOMATION ANNOUNCES LEGAL SETTLEMENT

FORT MYERS, FL - March 2, 2007 - Innova Robotics & Automation, Inc. (OTC BB INRA), a robotics technology firm, today announced Robotic Workspace Technologies, a wholly-owned subsidiary has reached a settlement of its lawsuit with ABB Inc. of Auburn Hills, Michigan and ABB Automation Technologies AB of Vasteras, Sweden. The case, which was pending before the United States District Court for the Middle District of Florida, Fort Myers Division, Civil Action No. 2:04-cv-611-FtM-29SPC, involved claims that the ABB companies misappropriated certain trade secrets relating to RWT’s Universal Robot Controller technology and had breached an April 2002 Confidentiality Agreement.

Walt Weisel, Chairman and CEO of Innova Robotics & Automation, Inc. said, “We are pleased that this matter has been resolved. Looking forward, we believe we are on course to continue our innovations and worldwide growth in this exciting field of robotics.”

About Innova Robotics & Automation, Inc.
Fort Myers, Fla.-based Innova Robotics & Automation (OTC BB:INRA) pioneers innovative control, software and communication solutions that make robotics and automated systems more productive, powerful and profitable for customers in the telecommunications, manufacturing, aerospace, research, and service industries. The Company is chartered to continue expanding its growing suite of technologies through acquisitions and organic growth. Innova operates through three subsidiaries, Robotic Workspace Technologies (RWT), CoroWare Technologies, and Innova Robotics, which offer convergent technology and expertise that bridge robots, facilities and business systems for greater functionality and ROA. Visit Innova online at www.innovaroboticsautomation.com.

Forward-Looking Statements:
Forward-looking statements such as "believe," "expect," "may," "plan," "intend," etc., contained herein are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on the Company's beliefs and assumptions it made using information currently available to it and which reflect current views concerning those future events. Actual results could differ materially. Therefore, undue reliance should not be placed on any forward-looking statements, since they apply only as of today's date, and accordingly, reference should be made to the Company's periodic filings with the SEC.

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Press:
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Brainerd Communicators, Inc.
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Or:

Sandra L. Brooks
INCOMM International Inc.
904-636-5085
slbrooks@incomminternational.com

Investors:
Todd St.Onge
Brainerd Communicators, Inc.
212-986-6667
stonge@braincomm.com